UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                               -------------------

                               AMENDMENT NO. 1 TO
                                   FORM 8-K/A


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 1, 1998



                                   LUCOR, INC.
              (Exact name of registrant as specified in its charter)



        FLORIDA                      0-25164                   65-0195259
(State or other jurisdiction       (Commission              (IRS Employer
     of incorporation)             File Number)            Identification No.)


790 Pershing Road, Raleigh, North Carolina                         27608
(Address of principal executive offices)                        (Zip code)


Registrant's telephone number, including area code:  919-828-9511

     This is an amendment to a Form 8-K of Lucor, Inc. dated April 1, 1998 filed with the Securities and Exchange Commission on April 15, 1998.

Item 2.  Acquisition or Disposition of Assets

     On April 1, 1998, pursuant to Purchase Agreements dated January 30, 1998, between Lucor, Inc. (the "Company") and Tidewater Lubes Ventures, Inc. ("TLV") and the Company and Lube Ventures East, Inc. ("LVE"), the Company acquired substantially all of the assets of TLV and LVE.

     The Company operates 102 "Jiffy Lube" service centers in six different states comprising seven different DMA's (geographic Designated Marketing Areas) as of March 31, 1998. TLV operated 21 "Jiffy Lube" service centers in the Tidewater and Richmond, Virginia DMA's, which borders the Company's Raleigh/Durham, North Carolina DMA. LVE operated 2 "Jiffy Lube" service centers in Jacksonville, North Carolina and Greenville, North Carolina. The Company purchased the 23 service centers of TLV and LVE for $13.5 million.

     The purchase price for the assets of TLV and LVE was funded primarily through funds borrowed through a loan and security agreement with Enterprise Mortgage Acceptance Company, LLC. The loans totaled $13.3 million and carry an interest rate of 8.54% ($10.9 million) and 8.67% ($2.4 million) to be repaid in 180 months.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) Financial Statements of Business Acquired. Attached to this report are the audited financial statements of Tidewater Lube Ventures, Inc. for the years ended December 31, 1997 and 1996.

     (b) Pro Forma Financial Information. Attached to this report are the pro forma combined balance sheet as of March 31, 1998 and the pro forma combined statements of income (loss) for the three months ended March 31, 1998 and for the year ended December 31, 1997.




                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 12, 1998                   Lucor, Inc.



                                       By: /s/ Kendall A. Carr
                                           ___________________________________
                                           Kendall A. Carr
                                           Chief Financial Officer

                         TIDEWATER LUBE VENTURES, INC.
                            Financial Statements
                         December 31, 1997 and 1996
              (With Independent Auditors' Report Thereon)

                         INDEPENDENT AUDITORS' REPORT


To the Board of Board of Directors
Tidewater Lube Ventures, Inc.:


We have audited the accompanying balance sheets of Tidewater Lube Ventures, Inc. as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tidewater Lube Ventures, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years then ended in conformity with generally accepted accounting principles.


                                       /s/ KPMG Peat Marwick LLP
                                       KPMG Peat Marwick LLP


Raleigh, North Carolina
May 15, 1998

                         TIDEWATER LUBE VENTURES, INC.
                                Balance Sheets
                          December 31, 1997 and 1996


                         Assets                                           1997             1996
                         ------                                           ----             ----
Current assets:
   Cash and cash equivalents                                         $  1,328,080    $  1,025,043
   Accounts receivable, trade                                              90,155          76,796
   Accounts receivable, other (note 4)                                     56,210          44,247
   Inventories                                                            399,349         413,460
   Prepaid expenses (note 4)                                               35,751          22,461
   Notes receivable                                                          -              5,000
                                                                     ------------    ------------
           Total current assets                                         1,909,545       1,587,007
                                                                     ------------    ------------
Property and equipment, net of accumulated
  depreciation (notes 3 and 5)                                          1,913,880       2,053,060
                                                                     ------------    ------------
Other assets:
   Goodwill, net of accumulated amortization of $1,145,805 and
    $970,601 at December 31, 1997 and 1996, respectively                1,482,252       1,657,456
   License fees, lease costs, loan acquisition costs, non-compete agreements and organization costs, net of accumulated
    amortization of $339,675 and $248,424 at December 31,
    1997 and 1996, respectively                                           438,695         597,363
   Other                                                                   37,100          39,540
                                                                     ------------    ------------
                                                                        1,958,047       2,294,359
                                                                     ------------    ------------
                                                                     $  5,781,472    $  5,934,426
                                                                     ============    ============

               Liabilities and Stockholders' Equity
               ------------------------------------
Current liabilities:
   Current portion of long-term debt (note 5)                        $     -         $    138,427
   Current portion of capital lease (note 7)                               60,946          53,820
   Accounts payable                                                       363,284         345,967
   Accrued expenses:
     Payroll                                                              206,899         174,564
     Other                                                                149,244         240,284
                                                                     ------------    ------------
           Total current liabilities                                      780,373         953,062
                                                                     ------------    ------------
Long-term debt, net of current portion (note 5)                              -            237,106
Capital lease, net of current portion (note 7)                            950,321       1,011,267
                                                                     ------------    ------------
               Total long-term liabilities                                950,321       1,248,373
                                                                     ------------    ------------
Stockholders' equity (note 8):
    Common stock, $1.00 par value, 100,000 shares
      authorized, 13,636 shares issued and outstanding
      at December 31, 1997 and 1996                                        13,636          13,636
    Additional paid-in capital                                          1,346,364       1,346,364
    Retained earnings                                                   2,690,778       2,372,991
                                                                     ------------    ------------
            Total stockholders' equity                                  4,050,778       3,732,991
                                                                     ------------    ------------
Commitments and contingencies (notes 6 and 7)

                                                                     $  5,781,472    $  5,934,426
                                                                     ============    ============

See accompanying notes to financial statements.


                             TIDEWATER LUBE VENTURES, INC.

                                Statements of Income

                       Years ended December 31, 1997 and 1996


                                                      1997             1996
                                                      ----             ----
Net sales                                        $  11,997,905   $  12,147,788
Cost of sales                                        2,554,695       2,793,596
                                                 -------------   -------------
            Gross profit                             9,443,210       9,354,192
                                                 -------------   -------------

Costs and expenses:
    Operating (note 4)                               6,511,441       6,708,378
    Depreciation and amortization                      657,177         565,466
    Selling, general and administrative              1,057,182       1,004,812
                                                 -------------   -------------
                                                     8,225,800       8,278,656
                                                 -------------   -------------

            Income from operations                   1,217,410       1,075,536
                                                 -------------   -------------

Interest expense                                      (136,463)       (142,511)
Other income (note 10)                                 188,857          39,867
Gain (loss) on disposal of assets                       22,983         (35,478)
                                                 -------------   -------------
                                                        75,377        (138,122)
                                                 -------------   -------------

             Net income                          $   1,292,787   $     937,414
                                                 =============   =============


See accompanying notes to financial statements.


                               TIDEWATER LUBE VENTURES, INC.

                            Statements of Stockholders' Equity

                          Years ended December 31, 1997 and 1996



                                                           Additional                          Total
                                              Common        paid-in          Retained      stockholders'
                                              stock         capital          earnings         equity
                                            ---------       ---------       ---------       ---------
Balance at December 31, 1995 (unaudited)    $  13,636       1,346,364       1,920,577       3,280,577

Common stock dividend                            -              -            (485,000)       (485,000)
 Net income                                      -              -             937,414         937,414
                                            ---------       ---------       ---------       ---------
Balance at December 31, 1996                   13,636       1,346,364       2,372,991       3,732,991

Common stock dividend                            -              -            (975,000)       (975,000)
Net income                                       -              -           1,292,787       1,292,787
                                            ---------       ---------       ---------       ---------
Balance at December 31, 1997                $  13,636       1,346,364       2,690,778       4,050,778
                                            =========       =========       =========       =========


See accompanying notes to financial statements.



                                 TIDEWATER LUBE VENTURES, INC.
                                   Statements of Cash Flows
                            Years ended December 31, 1997 and 1996

                                                                               1997             1996
                                                                               ----             ----
Cash flows from operations:
   Net income                                                             $  1,292,787    $     937,414
   Adjustments to reconcile net income to
     net cash provided by operating activities:
      Loss on sale of property and equipment                                       793           35,478
      Gain on sale of service center                                           (23,776)            -
      Depreciation of property and equipment                                   341,902          323,873
      Amortization of intangible assets                                        315,275          241,593
      Changes in assets and liabilities, net of effects from
       sale of service center:
         Increase in accounts receivable, trade                                (13,359)         (18,228)
         Decrease (increase) in accounts receivable, other                     (11,963)          11,897
         Decrease in inventories                                                14,111           70,921
         Decrease (increase) prepaid expenses                                  (13,290)          34,392
         Decrease in notes receivable                                            5,000           11,500
         Increase (decrease) in accounts payable and accrued expenses          (41,388)           9,630
                                                                          ------------    -------------
           Net cash provided by operating activities                         1,866,092        1,658,470
                                                                          ------------    -------------
Cash flows from investing activities:
   Purchase of property and equipment                                         (224,217)        (269,922)
   Acquisition of additional service centers and related equipment               -             (559,708)
   Acquisition of franchise fees and other intangible assets                     -               (3,500)
   Decrease (increase) in other                                                  2,440            4,850
   Net proceeds from sale of service center                                     63,075             -
                                                                          ------------    -------------
                  Net cash used in investing activities                       (158,702)        (828,280)
                                                                          ------------    -------------
Cash flows from financing activities:
   Loan origination costs                                                        -               (5,666)
   Dividend paid                                                              (975,000)        (485,000)
   Repayments of capital lease                                                 (53,820)         (44,390)
   Proceeds from borrowings                                                      -              350,000
   Repayments of debt                                                         (375,533)        (584,266)
                                                                          ------------    -------------
                  Net cash used in financing activities                     (1,404,353)        (769,322)
                                                                          ------------    -------------
                  Increase in cash and cash equivalents                        303,037           60,868

Cash and cash equivalents at beginning of period                             1,025,043          964,175
                                                                          ------------    -------------
Cash and cash equivalents at end of period                                $  1,328,080    $   1,025,043
                                                                          ============    =============
Supplementary disclosures:
   Interest paid                                                          $    136,463    $     142,511
                                                                          ============    =============
Acquisition of units:
   Inventory acquired                                                     $      -        $       7,508
   Fair value of property and equipment acquired                                 -               80,000
   Non-compete agreement                                                         -              252,200
   Goodwill                                                                      -              220,000
                                                                          ------------    -------------
   Cash paid                                                              $      -        $     559,708
                                                                          ============    =============
Supplementary schedule of non-cash financing
 and investing activities:
   Capital lease                                                          $      -        $     310,367
                                                                          ============    =============

See accompanying notes to financial statements.


                        TIDEWATER LUBE VENTURES, INC.
                        Notes to Financial Statements
                         December 31, 1997 and 1996


(1)	Nature of Business

Tidewater Lube Ventures, Inc. (the "Company") is a franchisee of Jiffy Lube International, Inc. ("JLI"). These franchises consist of automotive fast oil change, fluid maintenance, lubrication, and general preventative maintenance service centers under the name "Jiffy Lube". As of December 31, 1997, the Company operated twenty-one service centers in Virginia, in the Richmond area and Tidewater Basin. The Company has entered into franchise agreements with JLI which generally require a monthly royalty fee of 5% of sales. The royalty fee is reduced to 4% of sales when the fee for a given month is paid in full by the fifteenth of the following month, a practice followed by the Company. The Company leases these service centers. The Company operated 21 and 22 service centers at December 31, 1997 and 1996, respectively.

(2)	Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Inventories

Inventories of oil, lubricants and other automobile supplies are stated at the lower of cost (first-in, first-out) or market.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of individual assets.

Goodwill

The Company evaluates, when circumstances warrant, the recoverability of its goodwill on the basis of undiscounted cash flow projections and through the use of various other measures, which include, among other things, a review of its image, market share and business plans.

Amortization

Amortization of other assets is being computed using the straight-line method over the following lives:

                                              Years
                                              -----
                Goodwill                15
                License fees            Term of agreement
                Organization costs      5
                Loan acquisition costs  Term of loan
                Non-compete agreements  Term of agreement
                Lease costs             Term of agreement

(2)	Summary of Significant Accounting Policies, Continued

Advertising

The Company expenses the cost of advertising as incurred.

Loan Acquisition Costs

The costs related to the issuance of debt are capitalized and amortized over the lives of the related debt.

Income Taxes

The Company operates as an S corporation under the provisions of the Internal Revenue Code for federal and state income tax purposes. As a result, operations of the Company are reported by the stockholders on their individual income tax returns. The difference between the Company's tax basis in assets and the basis under generally accepted accounting principles is immaterial.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 (3)	Property and Equipment

Major classifications of property and equipment together with their estimated useful lives are summarized below:

                                                                        Lives
                                         1997         1996             (years)
                                         ----         ----             -------
        Building                    $  1,216,501    1,216,501       Lease term
        Furniture and fixtures           248,226      241,783       5 and 7
        Leasehold improvements         1,417,933    1,348,168       7,10,15 and 31.5
        Lubrication equipment            657,523      585,110       7
        Signs                            106,803      113,415       7
                                    ------------   ----------
                                       3,646,986    3,504,977
        Accumulated depreciation      (1,733,106)  (1,451,917)
                                    ------------   ----------
                                    $  1,913,880    2,053,060
                                    ============   ==========

(4)	Related Party Transactions

The Company has capital leases with related parties, owned by certain stockholders of the Company for buildings and improvements with a net book value of $697,302 and $778,399 at December 31, 1997 and 1996,
respectively. The capital lease obligation and future minimum lease payments under operating leases due to related parties is disclosed in note 7.

The Company paid rent in the following amounts to related parties during the years ended December 31:

                                                     1997         1996
                                                     ----         ----
Lube Ventures Real Estate Company, L.P.          $  342,331      307,990
Second Lube Ventures Real Estate Company, L.P.       70,500       70,500
Third Lube Ventures Real Estate Company, L.P         78,000       78,000

Included in rent expense in 1997 are overpayments of rent to Lube Ventures Real Estate Company, L.P. in the amount of $6,003. This prepaid amount was forgiven by the Company.

Included in operating expenses in both 1997 and 1996 are payments to related parties in the amount of $35,400 for repayments of debt held by the related parties.

The Company paid $157,800 and $65,500 to Lube Ventures East, Inc., and $133,806 and $190,238 to Compuventures of Pitt County, Inc., which are owned by a stockholder of the Company, for personnel and fringe reimbursement, shared office expenses, and computer repair and maintenance during the years ended December 31, 1997 and 1996, respectively.

The Company received loan repayments of $1,000 and $2,000 from Lube Ventures, Inc. during the years ended December 31, 1997 and 1996, respectively. The $1,000 repayment in 1997 was included in accounts receivable - other at December 31, 1996.

Also included in accounts receivable - other at December 31, 1997 and 1996 were amounts due from Third Lube Ventures Real Estate Company, L.P. of $500 and $6,000, respectively.


(5)	Long-Term Debt

Long-term debt consists of:

                                                                      December 31,
                                                                   1997         1996
                                                                   ----         ----
Note payable, Nationsbank, in monthly installments
	of $2,604, including interest of prime (8.5% at
	December 31, 1997) plus 1/2%, maturing on
	December 31, 2003.  The loan was secured by
        property and equipment and was repaid in 1997           $     -         55,533

Note payable, Nationsbank, in monthly installments
	of $10,000, plus interest equal to LIBOR (5.7%
	at December 31, 1997) plus 275 basis points,
	maturing on September 1, 1999.  The loan was secured
        by property and equipment and was repaid in 1997.             -        320,000
                                                                ------------  --------
                                                                      -        375,533
Less current portion                                                  -       (138,427)
                                                                ------------  --------
                                                                $     -        237,106
                                                                ============  ========

(6)	License Agreements

The Company operates Jiffy Lube service centers under individual franchise agreements, some of which are part of a broader exclusive development agreement with JLI, the franchisor. The exclusive development agreement requires the Company to identify sites for and develop a specific number of service centers in specific territories and the separate franchise agreements each provide the Company the right to operate a specific service center for a period of 20 years, with two, 10-year renewal options.

The development agreement grants the Company exclusive rights to develop and operate a specific number of service centers within a defined geographic area, provided that a certain number of service centers are opened over scheduled intervals.

Virginia

The Company has satisfied its obligations to develop service centers under its Area Development Agreement for the Tidewater Basin market area, and currently has a right of first refusal to develop any additional service centers which JLI may propose to develop or offer to others in this market. This right extends to the year 2002. The Company does not have an exclusive development agreement in the Richmond area.



(7)	Commitments and Contingencies

The Company has entered into operating and capital leases for the land, buildings and improvements used in the service centers. Substantially all of the leases are net leases. Several of the leases stipulate rent increases based on various formulas for cost of living, percentage of sales, and cost of money increases. Lease terms range from 3 to 18 years with options to renew at varying terms.

Future minimum lease payments under noncancellable operating leases and the present value of future minimum capital lease payments at December 31, 1997 are:

                                  Operating      Operating        Capital      Capital
                                    leases         leases          leases       leases
                                     with           with            with         with
                                 non-related       related      non-related     related
                                   parties         parties        parties       parties
                                ------------    ------------   -----------   -----------
1998                            $    587,440    $    303,611   $    43,200   $   140,742
1999                                 588,692         293,388        43,200       144,259
2000                                 473,469         306,597        43,200       161,848
2001                                 481,789         272,691        44,280       161,848
2002                                 488,908         266,951        47,520       161,848
Thereafter                         2,178,539       1,376,010       439,560       296,723
                                ------------    ------------   -----------   -----------
Total minimum lease payments    $  4,798,837    $  2,819,248       660,960     1,067,268

Less amounts representing interest (at 12.50%)                     356,519       360,442
                                                               -----------   -----------
Present value of future minimum lease payments                     304,441       706,826
Less current portion of obligations under
        capital leases                                               5,450        55,496
                                                               -----------   -----------
Capital lease obligations, less current portion                $   298,991   $   651,330
                                                               ===========   ===========

Rent expense, including contingent rentals, for the years ended December 31, 1997 and 1996 was $1,150,697 and $1,299,113, respectively.

Under a sales agreement with Pennzoil Lube Center, the Company agrees that at least 85% of its petroleum product purchases will be of "Pennzoil" brand products.

(8)	Common Stock

Common stock has one vote per share, but may be voted only in connection with: (i) the election of directors; and (ii) the sale, lease, exchange, or other disposition of all, or substantially all, of the Company's assets.



(9)	Concentration of Credit Risk

The Company maintains cash balances at several banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1997, cash balances held at financial institutions in excess of the insurance limits totalled $1,593,517.

(10)	Sale of Service Center

During February 1997, the Company sold its Roanoke, Virginia service center to an independent third party. The Company recognized a gain on the sale of the service center of approximately $24,000. In addition to the sale of the service center, the Company recognized approximately $135,000 in other income for consulting services and compensation for a covenant not to compete in the Roanoke, Virginia area.

(11)	Subsequent Event

In April 1998, the Company sold all of its assets to Lucor, Inc., the largest franchisee of JLI in the United States, for approximately
$11,500,000.

LUCOR, INC., TIDEWATER LUBE VENTURES, INC., AND LUBE VENTURES EAST, INC.
        PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION


The following unaudited pro forma consolidated financial information combines the historical financial information of Lucor, Inc. and subsidiaries (the "Company"), Tidewater Lube Ventures, Inc. ("Tidewater"), and Lube Ventures East, Inc. ("Lube Ventures").

On January 30, 1998, the Company entered into an agreement with Tidewater and Lube Ventures to acquire 23 Jiffy Lube service centers in the Virginia markets of Richmond and Tidewater Basin, and the North Carolina markets of Greenville and Jacksonville, referred to herein as the "Tidewater/Lube Ventures Acquisition." The Tidewater/Lube Ventures Acquisition was completed on April 1, 1998, and was effective immediately after the close of business on March 31, 1998. The purchase price was approximately $13,500,000. The Tidewater/Lube Ventures Acquisition is being accounted for by the Company as a purchase.

The unaudited Pro Forma Combined Consolidated Condensed Balance Sheet combines the March 31, 1998 historical consolidated balance sheet of the Company and the historical balance sheets of Tidewater and Lube. The balance sheets are combined on a pro forma basis as if the Tidewater/Lube Venture Acquisition had been effective as of March 31, 1998, after giving effect to various accounting adjustments for purchase accounting rules as well as the financing of the transaction.

The unaudited Pro Forma Combined Consolidated Condensed Statements of Income
(Loss) combines the March 31, 1998 historical results of operations of the Company, Tidewater, and Lube Ventures for the three months ended March 31, 1998 and for the fiscal year ended December 31, 1997, as if the final closing of the acquisition had been effective on January 1, 1997, after giving the effect to various accounting adjustments.

The unaudited pro forma combined financial information has been prepared using the assumptions set forth in the Notes to the Pro Forma Financial Information and should be read in conjunction with the Company's Consolidated Financial Statements and notes thereto, which have been previously filed with the Securities and Exchange Commission in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the Quarterly Report on Form 10-Q for the period ended March 31, 1998 and with the financial statements of Tidewater and notes thereto filed herewith.

The unaudited pro forma combined financial information is intended for informational purposes and is not necessarily indicative of the future financial position or future results of operations of the Company after the aforementioned transactions in fact had occurred on such date or at the beginning of the period indicated or to project the Company's financial position or results of operations at any future date or for any future period.


   LUCOR, INC., TIDEWATER LUBE VENTURES, INC., AND LUBE VENTURES EAST, INC.
         UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED BALANCE SHEET
                                 AS OF MARCH 31, 1998

                                                      Historical                              Pro Forma
                                       -----------------------------------------  ------------------------------
                                                       Tidewater          Lube
                                                          Lube          Ventures
                                          Lucor         Ventures          East        Adjustments       Combined
        Assets                            -----        ---------        --------      -----------       --------
Current assets:
   Cash and cash equivalents           $  4,049,995    $  1,397,227   $  150,249   $   (224,153) (a)  $  5,373,318
   Accounts receivable                      992,731          89,780       20,398                         1,102,909
   Income tax receivable                    794,006           -             -                              794,006
   Inventories                            1,974,417         372,495       28,225                         2,375,137
   Prepaid expenses                         309,909          37,698        1,605                           349,212
                                       ------------    ------------   ----------   ------------       ------------
           Total current assets           8,121,058       1,897,200      200,477       (224,153)         9,994,582

Property and equipment, net
  of accumulated depreciation            21,703,278       1,707,404      530,468      1,164,571  (b)    25,105,721

Intangibles, net of
  accumulated amortization                4,780,901       2,051,057        8,750      6,934,961  (b)    13,775,669
                                       ------------    ------------   ----------   ------------       ------------
           Total assets                $ 34,605,237    $  5,655,661   $  739,695   $  7,875,379       $ 48,875,972
                                       ============    ============   ==========   ============       ============
Liabilities and Stockholders' Equity

Current liabilities:
   Current portion of long-term
     debt                              $    453,897                   $   26,675   $    (26,675) (f)  $    453,897
   Current portion of capital lease          26,235    $     60,949                                         87,184
   Accounts payable                       3,123,842         418,318       35,808       (454,126) (f)     3,123,842
   Accrued expenses                       1,487,451         259,025       56,839       (315,864) (f)     1,487,451
                                       ------------    ------------   ----------   ------------       ------------
           Total current liabilities      5,091,425         738,292      119,322       (796,665)         5,152,374
                                       ------------    ------------   ----------   ------------       ------------
Long-term debt, net of current
  portion                                20,274,360                                  13,274,000  (a)    33,548,360
Capital lease, net of current
  portion                                    16,781         935,786                                        952,567
Deferred taxes                              189,000                                                        189,000
                                       ------------    ------------   ----------   ------------       ------------
           Total long-term liabilities   20,480,141         935,786                  13,274,000         34,689,927
                                       ------------    ------------   ----------   ------------       ------------
Redeemable preferred stock                2,000,000                                                      2,000,000
                                       ------------    ------------   ----------   ------------       ------------
Stockholders' equity                      7,033,671       3,981,583      620,373     (4,601,956) (f)     7,033,671
                                       ------------    ------------   ----------   ------------       ------------
                                       $ 34,605,237   $   5,655,661   $  739,695   $  7,875,379       $ 48,875,972
                                       ============   =============   ==========   ============       ============


               LUCOR, INC., TIDEWATER LUBE VENTURES, INC., AND LUBE VENTURES EAST, INC.
           UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS)
                                         THREE MONTH ENDING MARCH 31, 1998

                                                         Historical                                 Pro Forma
                                        -----------------------------------------------  -----------------------------
                                                          Tidewater         Lube
                                                             Lube         Ventures
                                             Lucor         Ventures          East         Adjustments       Combined
                                             -----        ---------       --------        -----------       --------
Net sales                               $  10,728,483   $   2,817,420   $      359,890                   $  13,905,793
Cost of sales                               2,521,806         632,889           78,122                       3,232,817
                                        -------------   -------------   --------------  ------------     -------------
           Gross profit                     8,206,677       2,184,531          281,768                      10,672,976
                                        -------------   -------------   --------------  ------------     -------------
Costs and expenses:
    Direct                                  4,255,216                                                        4,255,216
    Operating                               2,352,948       1,571,298          168,485                       4,092,731
    Depreciation and amortization             398,563         223,588           11,800  $     72,458 (c)       706,409
    Selling, general and administrative     1,602,954         208,158           27,101                       1,838,213
                                        -------------   -------------   --------------  ------------     -------------
                                            8,609,681       2,003,044          207,386        72,458        10,892,569
                                        -------------   -------------   --------------  ------------     -------------
         Income (loss) from operations       (403,004)        181,487           74,382       (72,458)         (219,593)
                                        -------------   -------------   --------------  ------------     -------------
Other income                                   30,845          18,264               98                          49,207
Interest expense                             (449,158)        (31,452)            (857)     (321,642)(d)      (803,109)
                                        -------------   -------------   --------------  ------------     -------------
         Income (loss) before provision
           for income taxes                  (821,317)        168,299           73,623      (394,100)         (973,495)

Income tax benefit                            282,578                                         52,358 (e)       334,936
                                        -------------   -------------   --------------  ------------     -------------
         Net income (loss)                   (538,739)   $    168,299   $       73,623  $   (341,742)         (638,559)
                                        -------------   =============   ==============  ============     -------------
Preferred dividend                            (35,000)                                                         (35,000)

Loss available to common shareholders   $    (573,739)                                                   $    (673,559)
                                        =============                                                    =============
Weighted average number of shares
  outstanding - basic and diluted           2,847,888                                                        2,847,888
                                        =============                                                    =============
Basic and diluted loss per common
  share outstanding                     $       (0.20)                                                   $       (0.24)
                                        =============                                                    =============


               LUCOR, INC., TIDEWATER LUBE VENTURES, INC., AND LUBE VENTURES EAST, INC.
            UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS)
                                        YEAR ENDING DECEMBER 31, 1997

                                                           Historical                               Pro Forma
                                        ----------------------------------------------  -----------------------------
                                                           Tidewater          Lube
                                                              Lube          Ventures
                                             Lucor          Ventures           East       Adjustments       Combined
                                             -----        ----------        --------      -----------       --------
Net sales                               $  42,678,313    $  11,997,905   $   1,430,308                   $  56,106,526
Cost of sales                               9,979,363        2,554,695         308,772                      12,842,830
                                        -------------   -------------    -------------  ------------     -------------
           Gross profit                    32,698,950        9,443,210       1,121,536                      43,263,696
                                        -------------   -------------    -------------  ------------     -------------
Costs and expenses:
    Direct                                 16,494,374                                                       16,494,374
    Operating                               8,923,880        6,511,441         661,450                      16,096,771
    Depreciation and amortization           2,056,059          657,177          21,660  $    289,831 (c)     3,024,727
    Selling, general and administrative     5,928,152        1,057,182         180,050                       7,165,384
                                        -------------   -------------    -------------  ------------     -------------
                                           33,402,465        8,225,800         863,160       289,831        42,781,256
                                        -------------   -------------    -------------  ------------     -------------
          Income (loss) from operations      (703,515)       1,217,410         258,376      (289,831)          482,440
                                        -------------   -------------    -------------  ------------     -------------
Other income                                   62,156          211,840          12,013                         286,009
Interest expense                           (1,480,679)        (136,463)        (11,489)   (1,271,408)(d)    (2,900,039)
                                        -------------   -------------    -------------  ------------     -------------
          Income (loss) before provision
            for income taxes and
            extraordinary item             (2,122,038)       1,292,787         258,900    (1,561,239)       (2,131,590)

Income tax benefit                            540,595                                          2,433 (e)       543,028
                                        -------------    -------------   --------------  ------------     -------------
          Income (loss) before
            extraordinary item             (1,581,443)   $   1,292,787   $     258,900  $ (1,558,806)       (1,588,562)
                                        -------------    =============   =============  ============     -------------
Preferred dividend                           (140,000)                                                        (140,000)

Loss available to common shareholders
        before extraordinary item       $  (1,721,443)                                                   $  (1,728,562)
                                        =============                                                    =============
Weighted average number of shares
  outstanding - basic and diluted           2,847,888                                                        2,847,888
                                        =============                                                    =============
Basic and diluted loss per common share:
  Loss before extraordinary item
    available to common shareholders    $       (0.61)                                                   $       (0.61)
                                        =============                                                    =============


   LUCOR, INC., TIDEWATER LUBE VENTURES, INC., AND LUBE VENTURES EAST, INC.
           NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION


(a)	Reflects the borrowings obtained and cash paid in connection with the
        Tidewater/Lube Ventures Acquisition.

(b)	The purchase price and estimated fair market value are based, in part, on the value of net assets, as defined in the asset purchase agreement.

	Purchase Cost:
           Cash purchase price                    $  13,498,153
           Capital lease obligation                     996,735
                                                  -------------
                Total purchase cost                  14,494,888

        Fair market value of assets purchased         7,559,927
                                                  -------------
        Excess of purchase cost over fair market
          value of assets acquired                $   6,934,961
                                                  =============

(c)	Reflects the adjusted amortization expense for intangible assets and depreciation expense for property and equipment. These assets have been recorded at their estimated fair market value and amortized using the Company's amortization methods over their estimated useful lives.

(d)	Reflects an increase in interest expense related to the debt incurred to finance the Tidewater/Lube Venture Acquisition.

(e)	Reflects the additional tax benefit calculated using the Company's combined federal and state income tax rate.

(f)	Reflects to adjustment for liabilities and equity not assumed by the
        Company.